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                                                                    EXHIBIT 5.01

               [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]


                                October 28, 1997


Crescent Real Estate Equities Company
777 Main Street, Suite 2100
Fort Worth, Texas 76102

     RE: CRESCENT REAL ESTATE EQUITIES COMPANY

Ladies and Gentleman:


     We have acted as counsel to Crescent Real Estate Equities Company, a Texas real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-37565) filed by the Company on October 9, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended to date (the "Registration Statement"), and any subsequent amendments thereto, relating to the offering by certain Selling Shareholders (as defined in the Registration Statement) from time to time of up to 6,110,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares"). Of the 6,110,000 Common Shares offered hereby, 4,700,000 Common Shares are outstanding (the "Outstanding Shares") and up to the remaining 1,410,000 Common Shares (the "Additional Shares") are issuable in accordance with the terms of that certain Forward Stock Purchase (the "Agreement"), dated August 12, 1997, between the Company and Union Bank of Switzerland, London Branch.



     Based upon our examination of originals and copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that (i) the Outstanding Shares were validly issued by the Company and are fully paid and nonassessable and (ii) upon issuance of the Additional Shares in accordance with the Agreement, and the Company's receipt of the consideration provided for therein, the Additional Shares will be validly issued by the Company, fully paid and nonassessable.


     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                            Very truly yours,

                                            Shaw, Pittman, Potts & Trowbridge